Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2019

FULL YEAR
- Net revenues decreased 1% at actual rates but increased 5% at constant rates to US$ 694.8 million -
- Operating income increased 6% at actual rates and 11% at constant rates to US$ 187.3 million -
- OIBDA increased 11% at actual rates and 18% at constant rates to US$ 247.9 million -

FOURTH QUARTER
- Net revenues decreased 1% at actual rates but increased 2% at constant rates to US$ 225.8 million -
- Operating income decreased 15% at actual rates and 12% at constant rates to US$ 68.5 million -
- OIBDA increased 5% at actual rates and 8% at constant rates to US$ 95.1 million -

HAMILTON, BERMUDA, February 6, 2020 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2019.

Operational and financial highlights in 2019:

•	TV advertising revenues decreased 3% at actual rates, but increased 3% at constant rates.

•	Carriage fees and subscription revenues increased 3% at actual rates and 10% at constant rates.

•	Costs charged in arriving at OIBDA decreased 7% at actual rates and 2% at constant rates.

•	OIBDA margin expanded approximately 400 basis points to 36%.

•	Cash generated from continuing operating activities increased 65% at actual rates to US$ 180 million.

•	Unlevered free cash flow in 2019 increased 21% at actual rates to US$ 188 million.

•	CME repaid a total of EUR 150 million of debt in 2019 using cash generated by the business.

•	The net leverage ratio decreased to 2.4x, down from 3.5x at the start of the year.

On October 27, 2019, we entered into a merger agreement with an affiliate of PPF Group N.V. ("PPF"). The transaction is subject to several closing conditions, including, but not limited to, the requisite vote of the Company's shareholders in favor of the transaction and receipt of certain competition and other regulatory approvals. We expect the transaction to be completed in the middle of 2020.

Due to the pending proposed merger with PPF, we will not hold a conference call for investors in connection with the issuance of this earnings release.

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- continued -

Consolidated results for the years ended December 31, 2019 and 2018 were:

	RESULTS
(US$ 000's, except per share data)	For the Year Ended December 31,
	2019	2018	% Actual	% Lfl (1)
Net revenues	$694,804	$703,906	(1.3)%	4.5%
Operating income	187,336	177,587	5.5%	11.4%
Operating margin	27.0%	25.2%	1.8 p.p.	1.7 p.p.
OIBDA	247,924	222,674	11.3%	17.6%
OIBDA margin	35.7%	31.6%	4.1 p.p.	4.0 p.p.
Income from continuing operations	119,208	97,065	22.8%	29.2%
Income from continuing operations per share - basic	0.32	0.27	17.1%	23.6%
Income from continuing operations per share - diluted	$0.32	$0.25	25.9%	32.8%

Consolidated results for the three months ended December 31, 2019 and 2018 were:

	RESULTS
(US$ 000's, except per share data)	For the Three Months Ended December 31,
	2019	2018	% Actual	% Lfl (1)
Net revenues	$225,795	$228,251	(1.1)%	2.1%
Operating income	68,454	80,792	(15.3)%	(12.4)%
Operating margin	30.3%	35.4%	(5.1) p.p.	(5.0) p.p.
OIBDA	95,114	90,738	4.8%	8.3%
OIBDA margin	42.1%	39.8%	2.3 p.p.	2.4 p.p.
Income from continuing operations	49,857	56,025	(11.0)%	(8.0)%
Income from continuing operations per share - basic	0.13	0.15	(11.2)%	(8.2)%
Income from continuing operations per share - diluted	$0.13	$0.15	(11.5)%	(8.5)%

(1)% Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in CME's Annual Report on Form 10-K for the period ended December 31, 2019 as well as the following: the effect of the proposed merger on our business; the risks that the closing conditions to the proposed merger may not be satisfied or that necessary governmental approvals are not obtained or are obtained with conditions; the impact of any failure to complete the proposed merger on our business; the effect of changes in global and regional economic conditions including as a result of the quantitative easing program implemented by the European Central Bank; the economic, political and monetary impacts of Brexit; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the year ended December 31, 2019. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission on February 6, 2020.
We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

Additional Information About the Proposed Transaction and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that CME may file with the U.S. Securities and Exchange Commission (the “SEC”) or send to its shareholders in connection with the proposed merger. Investors and shareholders are urged to read the proxy statement and all other relevant documents filed with the SEC or sent to CME’s shareholders as they become available because they will contain important information about the proposed merger between CME and an affiliate of PPF. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by CME with the SEC by writing to CME Investor Relations, Krizeneckeho nam. 1078/5, 152 00 Prague 5 Czech Republic, emailing investorrelations@cme.net or visiting CME’s website at www.cme.net.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s shareholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is set forth in the proxy statement for CME’s 2020 Special General Meeting of Stockholders, which was filed with the SEC on January 10, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC regarding the transaction as they become available. Investors and shareholders should read the proxy statement carefully before making any investment or voting decisions.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2019	2018
Net revenues	$694,804	$703,906
Operating expenses:
Content costs	284,715	309,439
Other operating costs	54,826	56,731
Depreciation of property, plant and equipment	33,536	32,933
Amortization of broadcast licenses and other intangibles	8,457	9,002
Cost of revenues	381,534	408,105
Selling, general and administrative expenses	125,934	118,214
Operating income	187,336	177,587
Interest expense	(30,694)	(49,106)
Other non-operating expense, net	(2,208)	(3,588)
Income before tax	154,434	124,893
Provision for income taxes	(35,226)	(27,828)
Income from continuing operations	119,208	97,065
Income from discontinued operations, net of tax	—	60,548
Net income	119,208	157,613
Net (income) / loss attributable to noncontrolling interests	(74)	79
Net income attributable to CME Ltd.	$119,134	$157,692

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.32	$0.27
Continuing operations — diluted	0.32	0.25
Discontinued operations — basic	—	0.18
Discontinued operations — diluted	—	0.17
Attributable to CME Ltd. — basic	0.32	0.45
Attributable to CME Ltd. — diluted	$0.32	$0.42

Weighted average common shares used in computing per share amounts (000's):
Basic	264,611	230,562
Diluted	266,198	257,694

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended
	December 31,
	2019	2018
Net revenues	$225,795	$228,251
Operating expenses:
Content costs	85,037	90,102
Other operating costs	14,498	14,802
Depreciation of property, plant and equipment	8,911	7,783
Amortization of broadcast licenses and other intangibles	2,121	2,163
Cost of revenues	110,567	114,850
Selling, general and administrative expenses	46,774	32,609
Operating income	68,454	80,792
Interest expense	(6,680)	(8,900)
Other non-operating income / (expense), net	2,615	(2,444)
Income before tax	64,389	69,448
Provision for income taxes	(14,532)	(13,423)
Income from continuing operations	49,857	56,025
Income from discontinued operations, net of tax	—	—
Net income	49,857	56,025
Net income attributable to noncontrolling interests	(185)	(195)
Net income attributable to CME Ltd.	$49,672	$55,830

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.13	$0.15
Continuing operations — diluted	0.13	0.15
Discontinued operations — basic	—	—
Discontinued operations — diluted	—	—
Attributable to CME Ltd. — basic	0.13	0.15
Attributable to CME Ltd. — diluted	$0.13	$0.15

Weighted average common shares used in computing per share amounts (000's):
Basic	264,833	264,080
Diluted	266,791	264,902

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$36,621	$62,031
Other current assets	313,359	312,062
Total current assets	349,980	374,093
Property, plant and equipment, net	113,901	117,604
Goodwill and other intangible assets, net	961,814	984,256
Other non-current assets	22,167	12,408
Total assets	$1,447,862	$1,488,361

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$135,650	$120,468
Current portion of long-term debt and other financing arrangements	6,836	5,545
Other current liabilities	13,515	13,679
Total current liabilities	156,001	139,692
Long-term portion of long-term debt and other financing arrangements	600,273	782,685
Other non-current liabilities	80,000	67,293
Total liabilities	836,274	989,670

Series B Convertible Redeemable Preferred Stock	269,370	269,370

EQUITY
Common Stock	20,288	20,228
Additional paid-in capital	2,007,275	2,003,518
Accumulated deficit	(1,458,942)	(1,578,076)
Accumulated other comprehensive loss	(226,916)	(216,650)
Total CME Ltd. shareholders' equity	341,705	229,020
Noncontrolling interests	513	301
Total equity	342,218	229,321
Total liabilities and equity	$1,447,862	$1,488,361

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2019	2018
Net cash generated from continuing operating activities	$179,652	$109,024
Net cash used in continuing investing activities	(24,375)	(24,540)
Net cash used in continuing financing activities	(178,089)	(182,362)
Net cash generated from discontinued operations	—	102,566
Impact of exchange rate fluctuations on cash and cash equivalents	(2,598)	(1,405)
Net (decrease) / increase in cash and cash equivalents	$(25,410)	$3,283

Supplemental disclosure of cash flow information:
Cash paid for interest (including guarantee fees)	$26,651	$43,350
Cash paid for guarantee fees previously paid in kind	—	27,328
Cash paid for guarantee fees that previously could be paid in kind	—	812
Cash paid for income taxes, net of refunds	$35,998	$28,365

Supplemental disclosure of non-cash items:
Interest and related guarantee fees paid in kind	$—	$3,783
Accretion on Series B Convertible Redeemable Preferred Stock	$—	$4,777

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Intersegment revenues and profits have been eliminated in consolidation.

Below are tables showing our net revenues and OIBDA by segment for the three and twelve months ended December 31, 2019 and 2018:

	For the Three Months Ended December 31,				For the Year Ended December 31,
(US $000's)	2019	2018	%Act	%Lfl (1)	2019	2018	%Act	%Lfl (1)
Net revenues
Bulgaria	$25,444	$25,385	0.2%	3.2%	$83,406	$84,593	(1.4)%	3.9%
Czech Republic	75,768	75,940	(0.2)%	1.7%	237,320	233,991	1.4%	6.8%
Romania	61,395	64,822	(5.3)%	(0.3)%	188,251	201,505	(6.6)%	0.3%
Slovak Republic	37,212	36,244	2.7%	5.7%	108,003	106,834	1.1%	6.4%
Slovenia	26,315	26,104	0.8%	3.8%	80,809	79,587	1.5%	6.9%
Intersegment revenues	(339)	(244)	NM (2)	NM (2)	(2,985)	(2,604)	NM (2)	NM (2)
Total net revenues	$225,795	$228,251	(1.1)%	2.1%	$694,804	$703,906	(1.3)%	4.5%

	For the Three Months Ended December 31,				For the Year Ended December 31,
(US $000's)	2019	2018	%Act	%Lfl (1)	2019	2018	%Act	%Lfl (1)
OIBDA
Bulgaria	$9,281	$8,536	8.7%	12.0%	$25,720	$21,620	19.0%	24.3%
Czech Republic	36,872	35,567	3.7%	5.8%	101,617	94,576	7.4%	12.8%
Romania	28,010	27,041	3.6%	9.1%	87,727	85,737	2.3%	9.8%
Slovak Republic	17,995	17,900	0.5%	3.4%	35,350	27,941	26.5%	31.5%
Slovenia	11,435	10,506	8.8%	12.0%	26,395	22,516	17.2%	22.9%
Elimination	(2)	16	NM (2)	NM (2)	15	34	NM (2)	NM (2)
Total Operating Segments	103,591	99,566	4.0%	7.4%	276,824	252,424	9.7%	15.8%
Corporate	(8,477)	(8,828)	4.0%	1.9%	(28,900)	(29,750)	2.9%	(2.4)%
Total OIBDA	$95,114	$90,738	4.8%	8.3%	$247,924	$222,674	11.3%	17.6%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Part II, Item 8, Note 20, "Segment Data" in our Form 10-K.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s functional currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual (“% Act”) percentage movements, which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US $000's)	For the Three Months Ended December 31,		For the Year Ended December 31,
(unaudited)	2019	2018	2019	2018
Operating income	$68,454	$80,792	$187,336	$177,587
Depreciation of property, plant and equipment	8,911	7,783	33,536	32,933
Amortization of intangible assets	2,121	2,163	8,457	9,002
Other items (1)	15,628	—	18,595	3,152
Total OIBDA	$95,114	$90,738	$247,924	$222,674

	For the Year Ended December 31,
	2019	2018
Net cash generated from continuing operating activities	$179,652	$109,024
Capital expenditure, net of proceeds from disposals	(24,375)	(24,540)
Other items (1)	6,092	—
Free cash flow	161,369	84,484
Cash paid for interest (including guarantee fees)	26,651	43,350
Cash paid for guarantee fees previously paid in kind	—	27,328
Cash paid for guarantee fees that previously could be paid in kind	—	812
Unlevered free cash flow	$188,020	$155,974
(1) Other items in 2019 reflects costs relating to the strategic review and resulting proposed merger, primarily retention agreements and financial and professional fees. Other items in 2018 consists solely of a non-cash expense related to the accelerated vesting of RSUs with performance conditions in accordance with the terms of the corresponding award agreement following the completion of the sale of the Company's Croatian operations on July 31, 2018.